Exhibit 10.01

Eleventh Amendment to Credit and Security Agreement

This Eleventh Amendment to Credit and Security Agreement (herein, the “Amendment”) is entered into as of September 24, 2019 (the “Effective Date”), among Martin Marietta Funding LLC, a Delaware limited liability company (“Borrower”), Martin Marietta Materials, Inc., a North Carolina corporation, as initial Servicer (the “Servicer”), each commercial paper conduit and financial institution from time to time a party to the Credit and Security Agreement (as defined below) as lenders (the “Lenders”), and SunTrust Bank (“SunTrust”), a Georgia banking corporation, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Preliminary Statements

Whereas, the Borrower, the Servicer, the Lenders and the Administrative Agent entered into a certain Credit and Security Agreement, dated as of April 19, 2013 (the Credit and Security Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit and Security Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit and Security Agreement;

Whereas, the Borrower and the Servicer have requested that the Administrative Agent and the Lenders agree to amend the Credit and Security Agreement and the Administrative Agent and the Lenders are willing to do so under the terms and conditions set forth in this Amendment;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit and Security Agreement shall be amended as follows:

1.1.          The second paragraph appearing in Section 3.1(l) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

The Borrower is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd‑1, et seq., as amended from time to time, and other applicable anti-corruption laws in effect in jurisdictions in which the Borrower and its Subsidiaries do business (collectively, “Anti-Corruption Laws”).  The Borrower has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower in violation of the Anti-Corruption Laws.

1.2.          The second paragraph appearing in Section 3.2(n) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

The Servicer is in compliance in all material respects with the Anti-Corruption Laws, and any applicable foreign counterpart thereto.  The Servicer has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Servicer in violation of the Anti-Corruption Laws.

1.3.          Section 5.2(i) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(i)          Use of Proceeds.  The Borrower will not use the proceeds of the Loans for any purpose other than paying for Receivables and Related Security under and in accordance with the Purchase Agreement and for other purposes permitted by its Organizational Documents and the Delaware Limited Liability Company Act. No part of the proceeds of the Loans will be used directly or, to the knowledge of the Borrower, indirectly (a) to fund any operations, activities, business or transactions of, in, or with, a Sanctioned Person or a Sanctioned Country, (b) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

1.4.          The defined term “Facility Termination Date” appearing in Exhibit I to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Facility Termination Date” means the earlier of (i) September 23, 2020, and (ii) the Amortization Date.

1.5.          The following defined terms are hereby added to Exhibit I of the Credit and Security Agreement in alphabetical sequence and shall read as follows:

“Anti-Corruption Laws” has the meaning set forth in Section 3.1(l).

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government, including those administered by OFAC, the US State Department, or the US Department of Commerce, or (b) to the extent applicable to the Borrower or its Subsidiaries, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.          The Borrower, the Servicer, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2.          The Administrative Agent shall have received a fully executed copy of that certain Eleventh Amendment Fee Letter, dated as of the date hereof, by and among the Borrower, the Administrative Agent, and the Lenders (the “Fee Letter”).

2.3.          The Lenders shall have received all fees due and payable under the Fee Letter.

2.4.          Such other documents and instruments incident to the execution and delivery of this Amendment, in a form reasonably satisfactory to the Administrative Agent and its counsel, as may be reasonably requested by the Administrative Agent.

Section 3.	Representations and Warranties.

In order to induce the Lenders to execute and deliver this Amendment, each of the Borrower and the Servicer hereby represent to the Lenders that as of the date hereof (a) the representations and warranties set forth in Article III of the Credit and Security Agreement are and shall be and remain true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date) and (b) each of the Borrower and the Servicer is in material compliance with the terms and conditions of the Credit and Security Agreement and no event has occurred and is continuing that would constitute an Amortization Event or a Potential Amortization Event under the Credit and Security Agreement or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.

4.1.          The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Transaction Documents continue to secure, among other things, the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents and the Credit and Security Agreement as amended hereby; and the Transaction Documents and the rights and remedies of the Lenders thereunder, the obligations of each of the Borrower and Servicer thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Transaction Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.          Except as specifically amended herein, the Credit and Security Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit and Security Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit and Security Agreement, any reference in any of such items to the Credit and Security Agreement being sufficient to refer to the Credit and Security Agreement as amended hereby.

4.3.          The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

4.4.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page to Follow]

This Eleventh Amendment to Credit and Security Agreement is entered into as of the date and year first above written.

Martin Marietta Funding LLC, as
Borrower

By:	/s/ Roselyn Bar
	Name:	Roselyn Bar
	Title:	Vice President and Secretary

Martin Marietta Materials, Inc., as the
Servicer

By:	/s/ C. Howard Nye
	Name:	C. Howard Nye
	Title:	Chairman and Chief Executive Officer

SunTrust Bank,
individually as a Lender and as
Administrative Agent

By:	/s/ Ileana I. Chu
	Name:	Ileana I. Chu
	Title:	Senior Vice President

Signature Pages to Eleventh Amendment to Credit and Security Agreement

PNC Bank, National Association,
as a Lender

By:	/s/ Christopher Blaney
	Name:	Christopher Blaney
	Title:	Senior Vice President

Regions Bank, as a Lender

By:	/s/ Mark A. Kassis
	Name:	Mark A. Kassis
	Title:	Managing Director

MUFG Bank, Ltd. f/k/a The Bank of
Tokyo-Mitsubishi UFJ, LTD., New York
Branch, as a Lender

By:	/s/ Yohsuke Takahashi
	Name:	Yohsuke Takahashi
	Title:	Managing Director

Signature Pages to Eleventh Amendment to Credit and Security Agreement